UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : January 10, 2007

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition

On January 10, 2007, Richardson Electronics, Ltd. (the Company) issued a press release reporting results for its fiscal second quarter ended December 2, 2006. A copy of the press release is furnished with this report as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

In that press release, the Company uses certain non-GAAP financial measures, specifically: net income excluding specified items and net income per diluted common share excluding specified items. These non-GAAP financial measures adjust for factors that are unusual or unpredictable, such as restructuring expenses and the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004). The Company believes the presentation of these non-GAAP financial measures provides useful information to investors regarding the Company’s results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance. The Company also uses these non-GAAP financial measures internally to monitor performance of the businesses. The Company, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press release regarding the Company’s results for its fiscal second quarter ended December 2, 2006, dated January 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: January 16, 2007	By:	/s/ David J. DeNeve
	Name:	David J. DeNeve
	Title:	Senior Vice President and
Chief Financial Officer